UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2021

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously reported, on May 6, 2021, ORIC Pharmaceuticals, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC as the Company’s sales agent (the “Agent”), pursuant to which the Company may offer and sell from time to time through the Agent up to $150 million of shares of the Company’s common stock in negotiated transactions or transactions that are deemed to be an “at the market offering.”

The Company reports that it raised gross proceeds of approximately $50 million through the sale of 2,597,402 shares (the “Shares”) under the Sales Agreement on July 8, 2021, with participation based on unsolicited interest received from a healthcare specialist fund. The Company sold such Shares at a purchase price per share of $19.25, a premium to the market price at the time of the sale.

The net proceeds from the sale of the Shares strengthen the Company’s balance sheet and the Company expects its current cash, cash equivalents and short-term investments, including such proceeds, will be sufficient to fund its current operating plan into 2024. The Company currently intends to use the net proceeds from the sale of the Shares, together with its existing cash, cash equivalents and short-term investments, to fund the continued development of its lead product candidate, ORIC-101, and the continued development of three other product candidates, ORIC-533, ORIC-944 and ORIC-114, through data readouts expected in the 2022 to 2023 timeframe, and to fund other research and development activities, as well as for working capital and other general corporate purposes.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, statements about the sufficiency, and the Company’s anticipated use, of the Company’s current cash, cash equivalents and short-term investments, including the net proceeds from the sale of the Shares; the Company’s development plans and timelines; and the expected timing of data readouts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; the Company’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize, any of its product candidates; changes in the Company’s plans to develop and commercialize its product candidates; the potential for clinical trials of its product candidates to differ from preclinical, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on its operations, including clinical trials; the Company’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; the Company’s reliance on third parties, including contract manufacturers and contract research organizations; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; competition in the industry in which it operates; general economic and market conditions; and other risks discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: July 12, 2021	By:	/s/ Dominic Piscitelli
Dominic Piscitelli Chief Financial Officer